Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLIE MAE REPORTS FIRST QUARTER 2015 RESULTS
First Quarter Revenue Up 68% to $54.2 Million
Raises 2015 Revenue Guidance

PLEASANTON, CA - April 30, 2015 - Ellie Mae® (NYSE:ELLI), a leading provider of innovative on-demand software solutions and services for the residential mortgage industry, today reported results for the first quarter ended March 31, 2015.

First Quarter 2015 Highlights

•	Record revenue of $54.2 million, up 68% from $32.2 million in Q1 2014

•	Net income of $3.6 million, up from $0.8 million in Q1 of 2014

•	Adjusted EBITDA of $14.6 million, up 141% from $6.0 million in Q1 2014

•	Revenue per average active Encompass user of $474, up 38% from $343 in Q1 2014

“We had a great start to the year with an outstanding first quarter,” said Jonathan Corr, president and CEO of Ellie Mae.  “In addition to another highly successful Encompass user experience, the quarter ended with financial results that exceeded our revenue, net income and adjusted EBITDA objectives. Our clients closed more loans than expected due to origination volumes that were above initial industry forecasts, but our customers also outpaced the mortgage industry as a whole. On top of this, our active user base increased by nearly ten thousand seats and we continued to drive customer adoption across our product portfolio. Combined, these factors helped grow average revenue per user by 38%. Our results demonstrate the leverage in our business model when expectations are exceeded across multiple fronts.”

Financial Results
Total revenue for the first quarter of 2015 was $54.2 million, compared to $32.2 million for the first quarter of 2014. Net income for the first quarter of 2015 was $3.6 million, or $0.12 per diluted share, compared to net income of $0.8 million, or $0.03 per diluted share, for the first quarter of 2014. Diluted share count for the first quarter of 2015 was 30.4 million, as compared to 29.1 million during the first quarter of 2014.

On a non-GAAP basis, adjusted net income for the first quarter of 2015 was $9.9 million, or $0.33 per diluted share, compared to $4.6 million, or $0.16 per diluted share, for the first quarter of 2014. Adjusted EBITDA for the first quarter of 2015 was $14.6 million, compared to $6.0 million for the first quarter of 2014.

Additional information about the non-GAAP financial measures presented in this release, including a reconciliation of the non-GAAP financial measures to their related GAAP financial measures, is set forth below under the section entitled “Use of Non-GAAP Financial Measures.”

Exhibit 99.1

Key Operating Metrics:

•	The total number of active Encompass users increased 25% year-over-year to 119,000;

•	The total number of active users of the SaaS version of Encompass increased 40% year-over-year to 95,000, or 80% of all active Encompass users;

•	Total SaaS Encompass revenue in the first quarter increased 64% year-over-year to $32.5 million, representing 60% of total revenue for the first quarter of 2015; and

•	Revenue per average active Encompass user in the first quarter increased 38% year-over-year to $474.

Second Quarter and Full Year 2015 Financial Outlook
For the second quarter of 2015, we expect revenue to be in the range of $59.0 million to $60.0 million. Net income is expected to be in the range of $1.0 million to $1.5 million, or $0.03 to $0.05 per diluted share. Adjusted net income is expected to be in the range of $8.6 million to $9.3 million, or $0.28 to $0.30 per diluted share. Adjusted EBITDA is expected to be in the range of $12.1 million to $13.3 million for the quarter.

For the full year 2015, revenue is expected to be in the range of $223.0 million to $226.0 million, up from the previously-provided range of $203.0 million to $206.0 million. Net income is expected to be in the range of $4.0 million to $5.0 million, or $0.13 to $0.16 per diluted share, up from the previously provided range of $0.5 million to $1.5 million, or $0.02 to $0.05 per diluted share. Adjusted net income is expected to be in the range of $34.4 million to $36.1 million, or $1.09 to $1.13 per diluted share, up from the previously provided range of $27.1 million to $29.0 million, or $0.86 to $0.91 per diluted share. Adjusted EBITDA is expected to be in the range of $48.6 million to $51.3 million, up from the previously provided range of $37.8 million to $40.8 million.

Use of Non-GAAP Financial Measures
Ellie Mae (the “Company”) provides investors with the non-GAAP financial measures of adjusted net income, adjusted EBITDA and free cash flow in addition to the traditional GAAP operating performance measure of net income as part of its overall assessment of its performance. Adjusted net income consists of net income plus amortization of intangible assets and stock-based compensation expense. EBITDA consists of net income plus depreciation, amortization of intangible assets, other income, net and income tax provision. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense. Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities. Ellie Mae uses adjusted net income and adjusted EBITDA as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, the amortization of intangibles related to acquisitions, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude stock-based compensation expense from adjusted net income and adjusted EBITDA because the amount of non-cash expense

Exhibit 99.1

associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. Ellie Mae uses free cash flow as a complementary measure to its entire consolidated statements of cash flows since purchases of property and equipment are a necessary component of ongoing operations. These non-GAAP measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income or operating income or other financial measures calculated in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of the Company’s profitability or liquidity. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income and adjusted EBITDA differently than the Company does, further limiting their usefulness as a comparative measure. A reconciliation of net income to adjusted net income and adjusted EBITDA is included in the tables below.

Quarterly Conference Call
Ellie Mae will discuss its first quarter 2015 results today, April 30, 2015, via teleconference at 4:30 p.m. Eastern Time. To access the call, please dial 888-542-1101 or 719-325-2302 at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the Company’s website at http://ir.elliemae.com. An audio replay of the call will be available through May 14, 2015 by dialing 888-203-1112 or 719-457-0820 and entering access code 5180850.

About Ellie Mae
Ellie Mae (NYSE:ELLI) is a leading provider of innovative on-demand software solutions and services for the residential mortgage industry. Ellie Mae’s Encompass® all-in-one mortgage management solution provides one system of record that allows banks, credit unions and mortgage lenders to originate and fund mortgages and improve compliance, loan quality and efficiency. Visit EllieMae.com or call 877.355.4362 to learn more.
©2015 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, DataTrac®, Ellie Mae Network™, Total Quality Loan™, TQL™ and the Ellie Mae logo are trademarks of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Forward-Looking Statements
This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include projected revenue, net income, adjusted EBITDA and adjusted net income for the second quarter and fiscal year 2015. These statements involve known and unknown risks, uncertainties and other factors which may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in the volume of residential mortgage volume in the United States; changes in other macroeconomic factors affecting the residential real estate industry; changes in strategic planning decisions by management; our ability to manage growth and expenses as we continue to scale our business; reallocation of internal resources; changes in anticipated rates of existing customer conversions

Exhibit 99.1

and SaaS seat additions, and new customer acquisitions; the possibility that economic benefits of future opportunities may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays and disruptions, including changing relationships with partners, customers, employees or suppliers; the satisfactory performance, reliability and availability of our products and services; the amount of costs incurred in connection with supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry and other risk factors included in documents that Ellie Mae has filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2014. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

IR Contacts:

Edgar Luce
Executive VP and CFO
Ellie Mae, Inc.
(925) 227-7079
IR@elliemae.com

or

Michelle Gable
Vice President, Investor Relations
Ellie Mae, Inc.
(925) 227-7108
michelle.gable@elliemae.com

# # #

Exhibit 99.1

Ellie Mae, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$25,353	$26,756
Short-term investments	48,724	49,352
Accounts receivable, net of allowances for doubtful accounts of $102 and $66 as of March 31, 2015 and December 31, 2014, respectively	25,553	20,403
Prepaid expenses and other current assets	13,014	16,021
Total current assets	112,644	112,532
Property and equipment, net	50,851	28,694
Long-term investments	59,354	58,679
Intangible assets, net	20,120	21,452
Goodwill	65,338	65,338
Deposits and other assets	3,425	3,425
Total assets	$311,732	$290,120
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,811	$6,726
Accrued and other current liabilities	16,953	16,822
Acquisition holdback, net of discount	522	522
Deferred revenue	12,486	9,729
Total current liabilities	38,772	33,799
Leases payable, net of current portion	2,241	443
Other long-term liabilities	3,729	2,994
Total liabilities	44,742	37,236

Stockholders’ equity:
Common stock, $0.0001 par value per share; 140,000,000 authorized shares, 29,274,686 and 28,907,147 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	3	3
Additional paid-in capital	254,984	242,527
Accumulated other comprehensive income (loss)	76	(95)
Retained earnings	11,927	10,449
Total stockholders’ equity	266,990	252,884
Total liabilities and stockholders’ equity	$311,732	$290,120

Exhibit 99.1

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended March 31,
	2015	2014
Revenues	$54,189	$32,178
Cost of revenues	17,350	9,318
Gross profit	36,839	22,860
Operating expenses:
Sales and marketing	9,760	6,095
Research and development	8,297	6,815
General and administrative	12,302	8,993
Total operating expenses	30,359	21,903
Income from operations	6,480	957
Other income, net	132	100
Income before income taxes	6,612	1,057
Income tax provision	3,028	275
Net income	$3,584	$782
Net income per share of common stock:
Basic	$0.12	$0.03
Diluted	$0.12	$0.03
Weighted average common shares used in computing net income per share of common stock:
Basic	28,768,144	27,339,394
Diluted	30,442,163	29,070,130

Net income	$3,584	$782
Other comprehensive income, net of taxes:
Unrealized gain (loss) on investments	171	(3)
Comprehensive income	$3,755	$779

Exhibit 99.1

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,584	$782
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,767	1,275
Provision for uncollectible accounts receivable	38	64
Amortization of intangible assets	1,332	505
Amortization of discount related to acquisition holdback	—	14
Stock-based compensation expense	5,007	3,310
Excess tax benefit from stock-based compensation	(2,906)	(373)
Amortization of investment premium	275	352
Changes in operating assets and liabilities:
Accounts receivable	(5,188)	(1,747)
Prepaid expenses and other current assets	3,007	(648)
Deposits and other assets	—	76
Accounts payable	379	(562)
Accrued, other current and other liabilities	846	(902)
Deferred revenue	2,805	(23)
Net cash provided by operating activities	10,946	2,123
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(16,015)	(2,548)
Purchases of investments	(15,816)	(21,346)
Maturities of investments	15,665	16,750
Acquisitions, net of cash acquired	—	(4,500)
Net cash used in investing activities	(16,166)	(11,644)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(1,320)	(464)
Proceeds from issuance of common stock under employee stock plans	5,071	2,613
Payments for repurchase of common stock	(2,520)	—
Tax payments related to shares withheld for vested restricted stock units	(320)	(40)
Excess tax benefit from stock-based compensation	2,906	373
Net cash provided by financing activities	3,817	2,482
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,403)	(7,039)
CASH AND CASH EQUIVALENTS, Beginning of period	26,756	33,462
CASH AND CASH EQUIVALENTS, End of period	$25,353	$26,423
Supplemental disclosure of cash flow information:
Cash paid for interest	$33	$24
Cash paid for income taxes	$50	$18
Supplemental disclosure of non-cash investing and financing activities:
Fixed asset purchases not yet paid	$2,628	$1,069
Stock-based compensation capitalized to property and equipment	$207	$54
Acquisition of property and equipment under capital leases	$5,996	$1,195

Exhibit 99.1

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended March 31,
	2015	2014
Net income	$3,584	$782
Depreciation	1,767	1,275
Amortization of intangible assets	1,332	505
Other income, net	(132)	(100)
Income tax provision	3,028	275
EBITDA	9,579	2,737

Stock-based compensation expense	5,007	3,310
Adjusted EBITDA	$14,586	$6,047

Net income	$3,584	$782
Stock-based compensation expense	5,007	3,310
Amortization of intangible assets	1,332	505
Adjusted net income	$9,923	$4,597

Shares used to compute non-GAAP net income per share
Basic	28,768,144	27,339,394
Diluted	30,442,163	29,070,130

Adjusted net income per share
Basic	$0.34	$0.17
Diluted	$0.33	$0.16

Net cash provided by operating activities	$10,946	$2,123
Acquisition of property and equipment	(16,015)	(2,548)
Free cash flow	$(5,069)	$(425)

Exhibit 99.1

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Second Quarter 2015 Projected Range		Fiscal 2015 Projected Range
Net income	$1,000	$1,500	$4,000	$5,000

Depreciation	2,800	3,000	11,500	12,000
Amortization of intangible assets	1,200	1,300	4,900	5,100
Income tax provision/other	700	1,000	2,700	3,200
EBITDA	5,700	6,800	23,100	25,300

Stock-based compensation expense	6,400	6,500	25,500	26,000
Adjusted EBITDA	$12,100	$13,300	$48,600	$51,300

Net income	$1,000	$1,500	$4,000	$5,000
Stock-based compensation expense	6,400	6,500	25,500	26,000
Amortization of intangible assets	1,200	1,300	4,900	5,100
Adjusted net income	$8,600	$9,300	$34,400	$36,100

Shares used to compute non-GAAP net income per share
Basic	29,000,000	29,500,000	29,500,000	30,000,000
Diluted	31,000,000	31,500,000	31,500,000	32,000,000

Projected net income per share
Basic	$0.03	$0.05	$0.14	$0.17
Diluted	$0.03	$0.05	$0.13	$0.16

Adjusted net income per share
Basic	$0.30	$0.32	$1.17	$1.20
Diluted	$0.28	$0.30	$1.09	$1.13